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                                                                   EXHIBIT 10.11

                               AMENDMENT NO. 2 TO
                      SATURN ELECTRONICS & ENGINEERING, INC.
                        1995 MANAGEMENT STOCK OPTION PLAN
                      ------------------------------------


         This Amendment No. 2 to Saturn Electronics & Engineering, Inc. 1995 Management Stock Option Plan (this "Amendment"), is made as of July 29, 1999, in order to amend the Saturn Electronics & Engineering, Inc. 1995 Management Stock Option Plan, as amended by Amendment No. 1 of November 19, 1997 (the "Option Plan").

         The first sentence of Section III B. of the Option Plan is amended in its entirety to read as follows:

         "The aggregate number of shares of Common Stock which will be available for grant under the Plan is 620,000 subject to adjustment pursuant to Section III C."


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